Exhibit 5.1
Brent D. Fassett
(720) 566-4025
fassettbd@cooley.com
April 27, 2007
Alexza Pharmaceuticals, Inc.
1020 East Meadow Circle
Palo Alto, CA 94303
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the underwritten public offering by Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), of up to 6,900,000 shares of the Company’s common stock, par value $0.0001 per share, including 900,000 shares of common stock for which the underwriters have been granted an over-allotment option (the “Shares”), pursuant to the Registration Statement on Form S-3 (Registration Statement No. 333-141739) and the related Base Prospectus and Prospectus Supplement (collectively, the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and the related Prospectus and Prospectus Supplement.
In connection with this opinion, we have examined and relied upon the Registration Statement and Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s certificate of incorporation and bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Registration Statement and the related Prospectus and Prospectus Supplement, will be validly issued, fully paid and non-assessable.
380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM

Alexza Pharmaceuticals, Inc.
April 27, 2007
Page Two
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement.
Very truly yours,
Cooley Godward Kronish LLP
/s/ Brent D. Fassett
Brent D. Fassett
380 INTERLOCKEN CRESCENT, SUITE 900, BROOMFIELD, CO 80021-8023 T: (720) 566-4000 F: (720) 566-4099 WWW.COOLEY.COM